UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2023

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 6, 2023, Michael N. Pettit, Senior Vice President and Chief Financial Officer of Wabash National Corporation (the “Company”), entered into a pre-arranged stock trading plan (the “Pettit 10b5-1 Plan”). The Pettit 10b5-1 Plan allows for sales of 35,000 shares of the common stock of the Company (the “Common Stock”) and for the exercise of options to purchase a maximum of 510 shares of Common Stock to be contemporaneously sold upon exercise, at a specific market price, commencing on March 8, 2023 and continuing until all such shares are sold, or September 29, 2023, whichever comes first.

On February 6, 2023, M. Kristin Glazner, Senior Vice President, General Counsel, Chief Human Resources Officer and Corporate Secretary of the Company, entered into a pre-arranged stock trading plan (the “Glazner 10b5-1 Plan”). The Glazner 10b5-1 Plan allows for sales of shares of Common Stock and of the number of net shares remaining after taxes are withheld from Ms. Glazner’s restricted stock unit award and performance share unit award that each vest on February 19, 2023 (i.e., 30,170 shares of Common Stock) and for the exercise of options to purchase a maximum of 750 shares of Common Stock to be contemporaneously sold upon exercise, at a specific market price, commencing on March 8, 2023 and continuing until all such shares are sold, or December 29, 2023, whichever comes first.

On February 6, 2023, Kevin J. Page, Senior Vice President and Chief Commercial Officer of the Company, entered into a pre-arranged stock trading plan (the “Page 10b5-1 Plan”). The Page 10b5-1 Plan allows for sales of shares of Common Stock, of the number of net shares remaining after taxes are withheld from Mr. Page’s restricted stock unit award and performance share unit award that each vest on February 19, 2023 (i.e., 36,203 shares of Common Stock) and 7,000 shares of Common Stock, commencing on March 8, 2023 and continuing until all such shares are sold, or December 29, 2023, whichever comes first.

On February 6, 2023, Dustin T. Smith, Senior Vice President and Chief Strategy Officer of the Company, entered into a pre-arranged stock trading plan (the “Smith 10b5-1 Plan,” and collectively with the Pettit 10b5-1 Plan, the Glazner 10b5-1 Plan and the Page 10b5-1 Plan, the “10b5-1 Plans”). The Smith 10b5-1 Plan allows for sales of shares of Common Stock, of the number of net shares remaining after taxes are withheld from Mr. Smith’s restricted stock unit award and performance share unit award that each vest on February 19, 2023 (i.e., 47,063 shares of Common Stock) and 7,986 shares of Common Stock, and for the exercise of options to purchase a maximum of 2,267 shares of Common Stock to be contemporaneously sold upon exercise, at a specific market price, commencing on March 8, 2023 and continuing until all such shares are sold, or November 15, 2023, whichever comes first.

Each of the 10b5-1 Plans were designed to comply with the Company's insider trading policies and the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. Mr. Pettit, Mr. Page, Mr. Smith, and Ms. Glazner will continue to be subject to the Company's stock ownership guidelines, and the sales contemplated by the 10b5-1 Plans will not reduce any of their respective ownerships of Common Stock below the level required by the guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: March 8, 2023	By:	/s/ Michael N. Pettit
Michael N. Pettit
Senior Vice President and Chief Financial Officer